PRICING SUPPLEMENT NO. 30                                         Rule 424(b)(3)
DATED: March 3, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$25,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
March 6, 1998                    [_]                        [_]


Maturity Date:
March 6, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Monthly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.125%
----------------------------------------





NYFS04...:\25\22625\0122\2041\SUP3048U.580

*     The 6th of each month.

**    The 6th of each month.

*** The one-month LIBOR rate on March 4, 1998 plus 12.5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.








                                     2